Exhibit 99.1

Press Release

SPIRIT REALTY CAPITAL, INC. ANNOUNCES $800.0 MILLION UNSECURED TERM LOAN FACILITY

DALLAS— (BUSINESS WIRE)— Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit” or the “Company”), a net-lease real estate investment trust (“REIT”) that invests in single-tenant, operationally essential real estate, today announced that the Company has closed on a new unsecured term loan facility for an aggregate amount of $800.0 million comprised of a $300.0 million three-year tranche with a maturity date of August 22, 2025 and a $500.0 million five-year tranche with a maturity date of August 20, 2027. The term loan facility also includes an accordion feature to increase the available term loans in the aggregate amount of $200.0 million (such that the term loans shall not exceed $1.0 billion), subject to obtaining lender commitments and the satisfaction of certain customary conditions. Borrowing rates under the new term loans are variable and subject to a leverage-based pricing grid, currently calculated as one-month Adjusted SOFR plus an 85 basis point spread based on the Company’s credit rating. In anticipation of closing the term loan, Spirit previously entered into interest swap agreements, effectively fixing the interest rate at 3.45% for the 2027 maturity and 3.59% for the 2025 maturity, resulting in a weighted average interest rate of 3.50% for the total $800 million facility.

A total of twelve lenders participated in the term loan facility, including JP Morgan Chase Bank, N.A. as a Joint Bookrunner, Joint Lead Arranger and Administrative Agent. Capital One, National Association, Mizuho Bank, Ltd., Regions Bank, TD Bank N.A., Truist Bank, and The Huntington National Bank served as a Joint Bookrunners and Joint Lead Arrangers. Fifth Third Bank, National Association served as Joint Lead Arranger. Royal Bank of Canada, The Bank of Nova Scotia, Bank of America, N.A., and Wells Fargo Bank, N.A. served as Managing Agents.

“We are pleased to complete our previously announced $800.0 million term loan facility,” stated Michael Hughes, Chief Financial Officer of Spirit Realty Capital. “As we execute on our growth initiatives, we will continue evaluating various capital sources available to us to strengthen our balance sheet and drive the long-term success of our business. We would like to thank our banking partners for their commitments and continued support.”

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of June 30, 2022, Spirit’s diverse portfolio consisted of 2,078 retail, industrial and other properties across 49 states, which were leased to 342 tenants operating in 35 industries. As of June 30, 2022, Spirit’s properties were approximately 99.8% occupied. More information about Spirit Realty Capital can be found on the investor relations page of the Company’s website at www.spiritrealty.com.

Press Release

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit’s retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit’s ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit’s costs of borrowing as a result of changes in interest rates and other factors; Spirit’s ability to access debt and equity capital markets; Spirit’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit’s ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit’s ability to manage its expanded operations; Spirit’s ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit’s good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT:

Pierre Revol

(972) 476-1403

InvestorRelations@spiritrealty.com

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